Exhibit 10.2

PROMISSORY NOTE

€15,000,000	August 12, 2013
Berkeley, California

FOR VALUE RECEIVED, XOMA (US) LLC, a Delaware limited liability company ("Borrower"), hereby promises to pay to the order of LES LABORATOIRES SERVIER, a corporation organized under the laws of France ("Lender"), the principal sum of Fifteen Million Euros (€15,000,000) (the "Loan") together with accrued and unpaid interest thereon, each due and payable on the dates and in the manner set forth below.

This Promissory Note is the Note referred to in and is executed and delivered in connection with that certain Security Agreement, dated as of even date herewith, executed by Borrower in favor of Lender (as the same may from time to time be amended, modified or supplemented or restated, the "Security Agreement"), and that certain Loan Agreement, dated as of December 30, 2010, as amended, by and between Borrower and Lender (as the same may from time to time be amended, modified or supplemented or restated, the "Loan Agreement"), among other agreements. Additional rights and obligations of Lender are set forth in the Security Agreement and the Loan Agreement. All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Loan Agreement and the Security Agreement.

1.            Original Note; Loan Agreement.  This Promissory Note replaces the Promissory Note, dated as of January 13, 2011, issued by Xoma Ireland Limited to Lender (the "Original Note"). Lender shall deliver the cancelled Original Note to Xoma Ireland Limited upon its receipt of this Promissory Note, executed by the Borrower. This Promissory Note shall be the Note referred to in the Loan Agreement and is entitled to the benefits of all provisions of the Loan Agreement. All references in the Loan Agreement to the "Note" shall be deemed to refer to this Promissory Note.

2.          Principal Repayment.  The total outstanding principal amount of the indebtedness evidenced by this Promissory Note shall be due and payable in accordance with the terms of the Loan Agreement. Demand, diligence, presentment, protest and notice of nonpayment and protest are hereby waived by the Borrower.

3.          Interest Rate.  Borrower further promises to pay interest on the outstanding principal amount hereof at the rate or rates per annum and in the manner set forth in the Loan Agreement, or the maximum rate permissible by law, whichever is less.

4.          Payment on Non-Business Day.  In the event that any payment of any principal, interest, fees or other amounts payable by Borrower under or pursuant to the Loan Agreement, or under any other Loan Document shall become due on any day which is not a Business Day, such due date shall be extended to the next succeeding Business Day, further provided that no interest shall accrue from and during any such extension.

5.          Default.  Upon the occurrence and during the continuance of an Event of Default under the Loan Agreement or any of the other Loan Documents, all unpaid principal, accrued interest and other amounts owing hereunder shall become due and payable as provided in the Loan Agreement and the Lender shall have all rights and remedies against the Borrower as provided in the Loan Agreement, the Security Agreement and under applicable law.

6.          Secured Note.  The full amount of this Note is secured by the Collateral identified and described as security therefore in the Security Agreement executed by and delivered by Borrower to Lender. Borrower shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on or in the Collateral, or in any portion thereof.

7.          Representations and Warranties. By its execution hereof, Borrower hereby represents and warrants that each of the representations and warranties contained in the Loan Agreement and the other Loan Documents shall be true and correct as of the date hereof, provided that each reference in such provisions to XOMA Ireland shall be deemed to refer to the Borrower.

8.          Governing Law.  This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction. The provisions of Section 9 of the Security Agreement are hereby incorporated by reference (including with respect to arbitration) and this Promissory Note and the parties hereto shall otherwise be subject to all of the terms and conditions of Section 9 of the Security Agreement, mutatis mutandis.

9.          Successors and Assigns.  The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof.

BORROWER	XOMA (US) LLC

	By:	/s/ James R. Neal
	Printed Name:	James R. Neal
	Title:	VP Business Development